EXHIBIT 10.52


               AMENDMENT NO. 3 TO LOAN AND NOTE PURCHASE AGREEMENT


                  Amendment  No.  3 to Loan  and Note  Purchase  Agreement  (the
"Amendment") is entered into as of this 12th day of September, 2000 by and among eGlobe, Inc., a Delaware corporation ("eGlobe" or "Parent"), eGlobe Financing Corporation, a Delaware corporation ("eGlobe Financing"), IDX Financing Corporation, a Delaware corporation ("IDX Financing"), Telekey Financing
Corporation, a Delaware corporation ("Telekey Financing" and together with eGlobe Financing and IDX Financing, the "Financing Companies"), eGlobe/Coast, Inc., a Delaware corporation ("eGlobe/Coast"), and EXTL-Special Investment Risks, LLC, a Nevada limited liability corporation, including its predecessor companies ("EXTL").

                  WHEREAS, Parent, the Financing Companies and EXTL (collectively, the "Debtors") entered into a Loan and Note Purchase Agreement dated April 9, 1999, as amended by a letter agreement dated June 16, 1999 and as further amended by Amendments No. 1 and 2 to Loan and Note Purchase Agreement (as amended, the "Note Purchase Agreement"), pursuant to which the Financing Companies originally borrowed $20 million from EXTL as evidenced by a certain 5% secured note dated as of June 30, 1999 (the "Secured Notes") and a certain revolving note dated as of June 30, 1999 based on the balance of accounts receivable (the "A/R Note");

                  WHEREAS, in connection with the consummation of its merger with Coast International, eGlobe assumed Coast's obligations to repay promissory notes payable to Special Investment Risks, LLC in the amount of $3,250,000, whether at maturity, by acceleration or otherwise (the "Special Investment Notes");

                  WHEREAS, Special Investment Risks, LLC has merged into EXTL Investors, LLC, and both were affiliates of Ronald Jensen;

                  WHEREAS, principal and interest under the Secured Notes, the A/R Note and the Special Investment Notes (collectively the "Notes") has been paid, although not always in a timely fashion under the terms thereof, and there has been confusion and, from time to time, disagreement about amounts owing under the Notes, the appropriate timing of payments, and other matters relating to the proper management of the Notes;

                  WHEREAS, the parties desire to make certain amendments to the Note Purchase Agreement and to the Notes intended to preserve for Special Investment and EXTL the continuing full benefit of the security arrangements contained therein and in the security agreements and other documents referred to therein, while at the same time assuring the better management and governance of the debt by the Parent and, in consequence, to consolidate the Notes into a new promissory note which will establish a single debt instrument and payment schedule (the "Amended and Restated Note").


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                  WHEREAS,  EXTL  has  committed  to  forbear,  for  the  period beginning on the date of this Amendment No. 3 and ending on October 1, 2001, from exercising its right to mandate eGlobe to enter into an involuntary reorganization, provided the Debtors comply with the terms of the Note Purchase Agreement as amended hereby and the Amended and Restated Note;

                  NOW THEREFORE, the parties hereto do hereby agree as follows:

                  1. Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement. All terms and provisions of the Note Purchase Agreement, as amended hereby, shall continue in full force and effect, and are hereby confirmed in all respects.

                  2. The parties acknowledge and agree that the following amendments are hereby made to the Note Purchase Agreement:

                      2.1 A new Section 6.1 (j) is inserted as follows: "(j) the Company shall fail to submit the following monthly reports on or before the 15th of each month with reference to the period ending with the previous calendar month: (1) a Status of Security report, setting forth a list of the material assets of Company ;and its Subsidiaries, all material additions and deletions to the assets, and an accounting of receivables; (2) a report on whether or not all provisions of the Note Purchase Agreement and the Transaction Documents have been complied with, and specifying any non-compliance; (3) a report on whether or not all provisions of any other Indebtedness of the Company have been complied with, and specifying any non-compliance; and, (4) a report identifying all litigation in which the Company is engaged." 2.2 In Section 7.2, the definition of the phrase "Note Interest Rate" beginning with the word "means" is deleted and in lieu thereof is inserted the following: "means the prime interest rate as reported from time to time in the Wall Street Journal plus two percentage points."

                      2.3 In Section 7.2, the phrase "Note Overdue Rate" (but not its definition) is deleted and in its place is inserted the following: "Note Late Payment Rate".

                  3. The Parties agree that the Notes previously issued to the benefit of EXTL and Special Investments by the Parent and one or more of its subsidiaries are hereby amended, restated and replaced in their entirety by the Amended and Restated Secured Note (the "Amended and Restated Note") which is being issued in connection with the execution of this Amendment No. 3, the form of which is attached hereto as Exhibit A. The Parties further agree that the outstanding principal amount under the Amended and Restated Note shall be $15,000,000.00 (which amount represents the outstanding principal amount of the Notes). There remains outstanding $1,000,000.00 in accrued and unpaid interest thereon following the application of $3,577,989.00 of Indebtedness towards the exercise of the Warrant as provided in Paragraph 4 below.


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                  4. In consideration  for the reduction in the principal amount due as reflected in the previous paragraph, eGlobe will permit the exercise of the EXTL warrant, and the issuance of all 5,000,000 shares of eGlobe Common Stock pursuant to that warrant, contemporaneous with the closing of this Amendment No. 3.

                  5. To secure the indebtedness of Debtor's under the Amended and Restated Note, Debtors hereby grant to EXTL a continuing security interest in and to the following, whether now owned or hereafter acquired, and all products, proceeds, substitutions, and accessions of the following:

                      5.1   all accounts and accounts receivable;
                      5.2   all inventory;
                      5.3   all general intangibles  (excluding  software);
                      5.4   all equipment;
                      5.5   all goods;
                      5.6   all fixtures;
                      5.7   all chattel paper;
                      5.8   all letter-of-credit  rights;
                      5.9 all investment property, instruments, documents, deposit accounts, certificates of deposit:
                      5.10  all payment intangibles;
                      5.11  all  leasehold  interests;  and
                      5.12 all books and records relating to any of the foregoing.

All terms used in this section shall have the same meaning as in the Uniform Commercial Code as adopted by the State of Texas (from time to time).

                  6. Prepayment of Principal: (a) EXTL will receive, as a payment reducing the principal amount due under the Amended and Restated Note, 15% of the net cash proceeds from the sale of the business and assets of the long distance telephone business of eGlobe/Coast; (b) EXTL will receive, as payment reducing the principal amount due under the Amended and Restated Note, 15% of the net cash proceeds from the sale of the 4260 East Evans Avenue, Denver Colorado property; (c) EXTL will receive, as a payment reducing the principal amount due under the Amended and Restated Note, 5% of the net cash proceeds from any equity financing (for purposes of this paragraph, the term "equity financing" includes the current $6,000,000 held in escrow pending registration of eGlobe securities); and, (d) if EXTL receives payments reducing principal under either (a) or (b) or (c), then eGlobe will be relieved of its obligation under the Amended and Restated Note to make monthly principal payments up to the amount of such funds received by EXTL.


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                  7. If Arnold  Gumowitz or his  affiliates  forbears and defers rent payments for the premises in New York used by eGlobe due and payable from and after September 15 forward, then EXTL will waive principal payments required during such period (deferring such payments to July 1, 2002 or until Arnold Gumowitz or his affiliates are paid the amount accrued during the term of the forbearance, whichever comes first) in a ratio of the shares owned by the Arnold Gumowitz and his affiliates (including all members of his family) to the shares owned by the EXTL and the members of the family of Ronald Jensen.

                  8. In consideration of the acts and undertakings of EXTL in this Amendment No. 3, eGlobe will issue at closing a Warrant to purchase 1,000,000 shares of eGlobe Common Stock @$1.94 per share expiring July 1, 2004. The shares underlying the Warrant shall have reasonable and customary piggyback registration rights commencing in 2001. The Warrant shall be subject to the terms and conditions of the existing Registration Rights Agreement.

                  9.       eGlobe shall provide the following reports to EXTL:

                      9.1   Quarterly    un-audited    Financial     Statements,
                            contemporaneous with the filing of form 10-Q with the SEC

                      9.2 Annual audited Financial Statements, contemporaneous with the filing of form 10-K with the SEC 9.3 Monthly Reports as outlined in paragraph 2 above.

                  10. EXTL will have the right to declare the outstanding principal amount of the Amended and Restated Note (together with accrued interest) immediately due and payable in the event of a Change of Control. For purposes of this paragraph, a Change of Control will be deemed to have occurred if any one or more of the following occurs: (i) any person or group (as defined under applicable securities laws) becomes the holder of 35% or more of the voting power or equity interests of the Company on a fully diluted basis, assuming the conversion of outstanding convertible securities and exercise of outstanding warrants and options [other than options granted under employee stock plans] which have an exercise price less than or equal to the then market price of the eGlobe common stock, (ii) two or more directors are not Continuing Directors (defined for this purpose as directors nominated for election by a majority of the existing directors), or (iii) two or more of the Company's chief executive officer, chief operating officer and chief financial officer, or their successors who are approved by the lender in writing for purposes of this provision, are removed or replaced, or resign or decline to stand for re-appointment for reasons unrelated to health or retirement.


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                  11.  eGlobe  shall  pay  all  costs  and  expenses  of EXTL in connection with the preparation of the loan documents, or in connection with the perfection and maintenance of any liens thereunder.

                  12.      EXTL hereby waives all past defaults.

                  13. This Amendment No. 3 to Loan and Note Purchase Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

                  14. All corporate law matters arising under this Amendment No. 3 to Loan and Note Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and all other matters arising under this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, in each case regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Texas or the state courts of the State of Texas in connection with any dispute arising under this Amendment No. 3 to Loan and Note Purchase Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions


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



                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                  eGLOBE, INC.

                                  By:__________________________________
                                  Name/Title:__________________________

                                  eGLOBE FINANCING CORPORATION

                                  By:__________________________________
                                  Name/Title:__________________________

                                  IDX FINANCING CORPORATION

                                  By:__________________________________
                                  Name/Title:__________________________

                                  TELEKEY FINANCING CORPORATION

                                  By:__________________________________
                                  Name/Title:__________________________

                                  EGLOBE/COAST, INC.

                                  By:___________________________________
                                  Name/Title:___________________________

                                  EXTL-SPECIAL INVESTMENT RISKS, LLC

                                  By:__________________________________
                                  Name/Title:__________________________


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